SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. ____)

Filed by the Registrant                              [X]
Filed by Party other than the Registrant             [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      ------------------------------------
                       NICOLLET PROCESS ENGINEERING, INC.
                (Name of Registrant as Specified In Its Charter)

                 -----------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)
                      ------------------------------------

Payment of Filing Fee (Check the appropriate box): N/A

[ ]      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1       Title of each class of securities to which transaction applies:
         2       Aggregate number of securities to which transaction applies:
         3       Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4       Proposed maximum aggregate value of transaction:
         5       Total fee paid:


[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1       Amount Previously Paid:
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         4       Date Filed:





                                                   PRELIMINARY PROXY STATEMENT


                             1997 ANNUAL MEETING

                      NICOLLET PROCESS ENGINEERING, INC.
                            420 NORTH FIFTH STREET
                           FORD CENTRE, SUITE 1040
                         MINNEAPOLIS, MINNESOTA 55401



TO THE SHAREHOLDERS OF NICOLLET PROCESS ENGINEERING, INC.:

You are cordially invited to attend our Annual Meeting of Shareholders to be held on January 21, 1997, at 3:30 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota.

The formal Notice of Meeting, Proxy Statement and form of proxy are enclosed.

Whether or not you plan to attend the meeting, please date, sign and return the enclosed proxy in the envelope provided as soon as possible so that your vote will be recorded.

Very truly yours,


Pierce A. McNally
CHAIRMAN OF THE BOARD

December 13, 1996


                         PLEASE SIGN, DATE AND RETURN
                         THE ENCLOSED PROXY PROMPTLY
                       TO SAVE THE COMPANY THE EXPENSE
                         OF ADDITIONAL SOLICITATION.


                      NICOLLET PROCESS ENGINEERING, INC.
                            420 NORTH FIFTH STREET
                           FORD CENTRE, SUITE 1040
                         MINNEAPOLIS, MINNESOTA 55401



                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JANUARY 21, 1997

TO THE SHAREHOLDERS OF NICOLLET PROCESS ENGINEERING, INC.:

Notice is hereby given that the Annual Meeting of Shareholders of Nicollet Process Engineering, Inc. will be held on January 21, 1997, at 3:30 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

1. To elect five directors to serve for the ensuing year or until their successors are elected and qualified;

2. To consider and act upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of capital stock from 5,000,000 shares to 15,000,000 shares, 12,000,000 shares of common stock, no par value and 3,000,000 shares of preferred stock, undesignated as to series.

3. To ratify the appointment of Ernst & Young LLP, certified public accountants, as independent auditors for the Company for the year ending August 31, 1997.

4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

The close of business on November 29, 1996 has been fixed as the record date for the determination of shareholders who are entitled to vote at the meeting or any adjournments thereof.

                                   By Order of the Board of Directors,



                                   Kristine L. Gabel
                                   SECRETARY

December 13, 1996



     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. NO ADMISSION TICKET OR OTHER CREDENTIALS WILL BE NECESSARY. IF YOU DO NOT PLAN TO ATTEND THE MEETING, PLEASE BE SURE YOU ARE REPRESENTED AT THE MEETING BY MARKING, SIGNING, DATING AND MAILING YOUR PROXY IN THE REPLY ENVELOPE PROVIDED.



                      NICOLLET PROCESS ENGINEERING, INC.
                            420 NORTH FIFTH STREET
                           FORD CENTRE, SUITE 1040
                         MINNEAPOLIS, MINNESOTA 55401


                               PROXY STATEMENT
                                     FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                               JANUARY 21, 1997



                                 INTRODUCTION

     The Annual Meeting of Shareholders (the "Annual Meeting") of Nicollet Process Engineering, Inc. (the "Company") will be held on January 21, 1997, at 3:30 p.m., local time, at the Marriott Hotel -- City Center, 30 South Seventh Street, Minneapolis, Minnesota, or at any adjournment or adjournments thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

     A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to SIGN AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States. The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of the Company's Common Stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular compensation, solicit proxies by telephone, telegraph or personal conversation. The Company may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of Common Stock.

     Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting either by giving written notice of such revocation to the Secretary of the Company, by filing a duly executed proxy bearing a later date with the Secretary of the Company, or by appearing at the Annual Meeting and filing written notice of revocation with the Secretary of the Company prior to use of the proxy. Proxies will be voted as specified by shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

     The Company expects that this proxy material will first be mailed to shareholders on or about December 13, 1996.


                               VOTING OF SHARES

     Only holders of Common Stock of record at the close of business on November 29, 1996 will be entitled to vote at the Annual Meeting. On November 29, 1996, the Company had 3,346,305 outstanding shares of Common Stock, each such share entitling the holder thereof to one vote on each matter to be voted on at the Annual Meeting.

     The presence at the Annual Meeting, in person or by proxy, of the holders of fifty percent (50%) of the outstanding shares of Common Stock entitled to vote at the meeting (1,673,153 shares) is required for a quorum for the transaction of business. In general, shares of Common Stock represented by a properly signed and returned proxy card will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a "broker non-vote" on a matter (I.E., a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received and the broker has no discretionary authority to vote).

     The election of a nominee for director and any other proposals that may come before the Annual Meeting described in this Proxy Statement require the approval of a majority of the shares present and entitled to vote in person or by proxy on that matter (and at least a majority of the minimum number of votes necessary for a quorum to transact business at the meeting). Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy card voted as abstaining on any of the other proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter.


                            ELECTION OF DIRECTORS
                                  PROPOSAL 1

NOMINATION

     The Restated Bylaws of the Company provide that the number of directors must be at least one, or such other number as may be determined by the Board of Directors or by the shareholders at a regular meeting. The Board of Directors (the "Board") has set its size at five and has nominated the five individuals below to serve as directors of the Company until the next annual meeting of the shareholders or until their respective successors have been elected and qualified. All of the nominees are members of the current Board.

     The Board recommends a vote FOR the election of each of the nominees listed below. In absence of other instructions, the proxies will be voted FOR the election of the nominees named below. If prior to the meeting the Board should learn that any nominee will be unable to serve by reason of death, incapacity or other unexpected occurrence, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board's discretion, may be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

     The following information has been furnished to the Company, as of November 5, 1996, by the persons who have been nominated by the Board to serve as directors for the ensuing year.

NAME OF NOMINEE             AGE                 PRINCIPAL OCCUPATION
---------------             ---                 --------------------
Pierce A. McNally           47    Chairman of the Board and Director of Corporate
                                  Development of the Company

Robert A. Pitner            53    President and Chief Executive Officer of the Company

Richard W. Koontz (1)       47    Chief Technology Officer of the Company

Thomas W. Bugbee (1)        45    President of Bugbee, Anton and Associates, Inc.

Benton J. Case, Jr. (1)     61    President of Rainy River Resources, Inc.

-------------------------
(1) Member of the Audit Committee and Compensation Committee.


     PIERCE A. MCNALLY has served as the Director of Corporate Development of the Company since October 1, 1996, the Chairman of the Board since May 1995 and has been a director since 1992. He also currently serves as Chairman of the Board of Minnesota American, Inc., a Minnetonka, Minnesota based holding company which owns LockerMate Corporation, a developer of locker products. From January 1992 until October 1994, he was also President and Co-Chief Executive Officer of Minnesota American, Inc. Prior to that time, Mr. McNally was an officer and director of Midwest Communications, Inc., a communications company. He also serves on the board of directors of Topeka BroadComm, Inc., Rainy River Resources, Inc. ("Rainy River") and Minnesota American, Inc.

     ROBERT A. PITNER has served as President, Chief Executive Officer and director of the Company since April 1991. From April 1991 to May 1995, Mr. Pitner also served as the Company's Chief Financial Officer. From June 1989 to April 1991, Mr. Pitner was a Vice President at Wiken Advertising and Promotion, a consulting firm specializing in "high tech" industries. From 1988 to 1989, he was President and Chief Operating Officer of Springboard Software, Inc., a software company. Prior to 1988, Mr. Pitner spent twenty years in the banking industry in various executive positions, most recently as a senior executive at First Bank System.

     RICHARD W. KOONTZ has served on the Board of Directors since January 1996 and as Chief Technology Officer since August 31, 1996. Since May 1994, Mr. Koontz has been the President of Object Technologies Group, Inc., a software engineering services company. From October 1993 through April 1994, he served as the General Manager of Poliac Research Corporation. Mr. Koontz was also a real estate developer and investor from 1989 through 1993. Prior to his employment with Poliac Research Corporation, Mr. Koontz served as President of Reldom Nevada, Inc., a computer software company of on-line casino management and player tracking systems and President of W.R. Casey, Inc., a computer software company for the health insurance industry. Mr. Koontz has also served as a Controller and Vice President of Reldom Corporation, a light manufacturing company.

     THOMAS W. BUGBEE joined the Company's Board of Directors in 1988. He has been the President of Bugbee, Anton and Associates, Inc., a corporate finance advisory services company, since November 1991 when he founded the Company. Mr. Bugbee also serves as the Chief Financial Officer of D.V. Talbott, a fabric manufacturer and has held such position since 1995. From 1989 to 1991, he was a Senior Manager, Special Services Group, for Ernst & Young LLP.

     BENTON J. CASE, JR., joined the Company's Board of Directors in 1988. Since May 1978, Mr. Case has been employed by Rainy River, a company engaged in oil and gas exploration. Mr. Case has served as President of Rainy River since February 1991 and prior to that time, held the position of Treasurer. Mr. Case has also served as Vice President of Future Care Systems, Inc. since 1994. From October 1990 until March 1994, he was a general partner of Skylark II, a venture capital firm. Skylark II was sold to Rainy River in 1994. Mr. Case is also a member of the Board of Directors of The Benefit Group.

INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board, which met six (6) times during the year ending August 31, 1996. Committees established by the Board of Directors include the Audit Committee and the Compensation Committee.

     The members of the Audit Committee during fiscal 1996 were Messrs. Bugbee, Case, and Koontz. The function of the Audit Committee is to review Company financial statements, oversee the financial reporting and disclosures prepared by management, make recommendations regarding the Company's financial controls, and confer with the Company's outside auditors. The Audit Committee met one time during fiscal 1996.

     The members of the Compensation Committee during fiscal 1996 were Messrs. Bugbee, Case, and Koontz. The function of the Compensation Committee is to set the compensation for those officers who are also directors, and set the terms of, and grants of awards under, the Company's 1990 Stock Option Plan (the "1990 Plan") and the 1995 Amended and Restated Stock Incentive Plan (the "1995 Plan") and to act on other matters relating to compensation as it deems appropriate. The Compensation Committee met one time during fiscal 1996.

     All of the Directors attended 75% or more of the aggregate meetings of the Board and all committees on which they served.

DIRECTOR COMPENSATION

     The Company does not pay fees to the members of the Board of Directors except to Mr. McNally, who, pursuant to a written agreement, receives compensation of $50,000 per year, plus a discretionary bonus. On September 1, 1995, for service for fiscal 1995, all of the non-employee directors of the Company were granted an option to purchase 5,000 shares of Common Stock at a price of $3.00 per share. An additional 2,500 shares were granted to non-employee directors for service on the Executive Committee which committee is no longer in existence. An additional 10,000 shares were granted to Mr. McNally for his service as Chairman of the Board. All of these options are fully vested. See "Executive Compensation and Other Benefits -- Employment and Consulting Agreements."


        PRINCIPAL SHAREHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of November 5, 1996 unless otherwise noted (a) by each shareholder who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (b) by each director and executive officer named in the Summary Compensation Table and (c) by all executive officers and directors of the Company as a group.

                                                                  SHARES OF COMMON STOCK
                                                                  BENEFICIALLY OWNED (1)
                                                                  ----------------------
                                                                              PERCENT OF
NAME                                                              AMOUNT      CLASS (2)
----                                                              ------      ---------
Pierce A. McNally (3)............................................ 184,828         5.5%
Robert A. Pitner (4)............................................. 290,000         8.2%
Richard W. Koontz (5)............................................  79,598         2.4%
Benton J. Case, Jr. (6).......................................... 149,615         4.5%
Thomas W. Bugbee (7)............................................. 115,290         3.4%
Oakleaf Associates (8)........................................... 185,339         5.6%
All executive officers and directors as a group (6 persons)(9)... 869,331        22.8%

-------------------------
*Less than one percent.

(1) Except as otherwise indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person.

(2) Based on 3,295,108 shares of Common Stock outstanding as of November 5,
    1996.

(3) Includes 64,000 shares of Common Stock issuable upon the exercise of outstanding stock options; 4,000 shares of Common Stock issuable upon exercise of outstanding warrants held by Mr. McNally's wife as custodian for the benefit of their daughters as to which Mr. McNally disclaims any beneficial interest; and an aggregate of 16,000 shares of Common Stock held by Mr. McNally's wife as custodian for the benefit of their daughters as to which Mr. McNally disclaims any beneficial interest. Mr. McNally's address is 420 North Fifth Street, Ford Centre, Suite 1040, Minneapolis, MN 55401.


(4) Includes 232,500 shares of Common Stock issuable upon the exercise of outstanding stock options. The address for Mr. Pitner is 420 North Fifth Street, Ford Centre, Suite 1040, Minneapolis, MN 55401.



(5) Includes 75,000 shares of Common Stock issuable upon the exercise of outstanding stock options; and 4,598 shares of Common Stock of Nicholson Systems, Inc. ("NSI"). Mr. Koontz is the President and Chief Executive Officer of NSI. Mr. Koontz, together with his wife, own all of the capital stock of NSI.


(6) Includes 47,500 shares of Common Stock issuable upon the exercise of outstanding stock options; 66,685 shares of Common Stock held by Mr. Case's wife, as to which Mr. Case disclaims any beneficial interest; 7,430 shares of Common Stock held by Rainy River Resources, Inc. ("Rainy River"); 14,000 shares of Common Stock held by FCSI Business Development Corp. ("FCSI"); and 14,000 shares of Common Stock held by Future Care Systems, Inc. ("Future Care"). Mr. Case is an executive of Rainy River, the Vice President of FCSI and the Vice President and a director of Future Care. Mr. Case disclaims beneficial ownership of shares held by Rainy River, FCSI and Future Care except to the extent of his pecuniary interest therein.

(7) Includes 50,000 shares of Common Stock issuable upon the exercise of outstanding stock options.

(8) The address for Oakleaf Associates is 419 Peavey Building, Minneapolis, MN 55402.

(9) Includes 509,000 shares of Common Stock issuable upon exercise of outstanding options; 122,713 shares of Common Stock held by directors' spouses, a director's spouse as custodian for the benefit of their children, and certain affiliates of directors, as to which such directors disclaim any beneficial interest except to the extent of their pecuniary interest therein; and 4,000 shares of Common Stock issuable upon exercise of outstanding warrants held by a director's wife as custodian for his children, as to which such director disclaims any beneficial interest.


                  EXECUTIVE COMPENSATION AND OTHER BENEFITS


SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION


     The following table sets forth the cash and non-cash compensation for each of the last two fiscal years awarded to or earned by the Chief Executive Officer of the Company and the three other most highly compensated executive officers of the Company whose salary and bonus exceeded $100,000 in the last fiscal year (the "Named Executive Officer"). Other than Mr. Pitner, no other executive officer of the Company had salary and bonus which exceeded $100,000 in the fiscal year ended August 31, 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM
                                                       ANNUAL COMPENSATION             COMPENSATION
                                                    --------------------------    ----------------------
                                                                                        SECURITIES
NAME AND PRINCIPAL POSITION                YEAR     SALARY ($)     BONUS($)(1)    UNDERLYING OPTIONS (#)
---------------------------                ----     ----------     -----------    ----------------------
Robert A. Pitner                           1996      $108,000        $50,000               7,500
 President and Chief Executive Officer     1995      $108,000        $31,517              50,000

--------------------------
(1) Cash bonuses for services rendered have been included as compensation for the year earned, even though such bonuses were actually paid in the following year.

OPTION GRANTS AND EXERCISES

     The following tables summarize option grants and exercises during the year ended August 31, 1996 to or by the Named Executive Officer and the potential realizable value of the options held by such person at August 31, 1996.


                      OPTION GRANTS IN LAST FISCAL YEAR

                                                 INDIVIDUAL GRANTS
                     --------------------------------------------------------------------------
                                             PERCENT OF TOTAL
                          NUMBER OF         OPTIONS GRANTED TO
                    SECURITIES UNDERLYING      EMPLOYEES IN      EXERCISE OR BASE    EXPIRATION
NAME                OPTIONS GRANTED(#)(1)      FISCAL YEAR         PRICE ($/SH)         DATE
----                ---------------------   ------------------   ----------------    ----------
Robert A. Pitner           7,500 (2)               3.5%               $3.00           9/1/2000

-------------------------
(1) The options listed above were granted to the Named Executive Officer under the 1995 Plan. Options become exercisable under the 1995 Plan so long as the executive remains in the employ of the Company or one of its subsidiaries. To the extent not already exercisable, options granted under the 1995 Plan become immediately exercisable in full upon certain changes in control of the Company, provided that, upon such a change in control, the Compensation Committee may determine that holders of options granted under the 1995 Plan will receive cash in an amount equal to the excess of the fair market value of such shares immediately prior to the effective date of such change in control of the Company over the exercise price of such options. See "Executive Compensation and Other Benefits -- Stock Option Plans."

(2) These options were granted on September 1, 1995 and are exercisable in full.


                         AGGREGATED OPTION EXERCISES IN
                    LAST FISCAL YEAR AND FY-END OPTION VALUES


                                                  VALUE OF UNEXERCISED
                      NUMBER OF UNEXERCISED       IN-THE-MONEY OPTIONS
                    OPTIONS AT FY-END (#)(1)        AT FY-END ($)(2)
                    -------------------------   -------------------------
NAME                EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                -------------------------   -------------------------
Robert A. Pitner........... 270,000/0                  $361,094/0

-------------------------
(1) The exercise price of options granted under the Company's 1995 Plan may be paid in cash or in shares of the Company's Common Stock valued at fair market value on the date of exercise. In addition, the exercise price of options granted may be paid pursuant to a cashless exercise procedure under which the executive provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. Under the 1995 Plan, the Compensation Committee also has the discretion to grant a supplemental cash bonus to an optionee in connection with the grant or exercise of an option or both the grant and exercise of an option. See "Executive Compensation and Other Benefits -- Stock Option Plans."

(2) The "Value Realized" is calculated as the excess of the market value of the Common Stock on the date of exercise or August 30, 1996, as the case may be, over the exercise price. The market price of the Common Stock as of August 30, 1996 was calculated as the average of the bid and asked prices as quoted on the Nasdaq Small Cap Market ($2.9375). The exercise price of outstanding options range from $1.00 to $3.00 per share.

STOCK OPTION PLANS

     In December 1995, the Board of Directors of the Company reaffirmed the 1995 Amended and Restated Stock Incentive Plan (the "1995 Plan"), which was approved by the Company's shareholders in January 1996. The 1995 Plan replaced the 1990 Stock Option Plan (the "1990 Plan") which was approved by the shareholders in 1990. Although the 1990 Plan continues to exist until the stated termination date of April 2, 2000, any shares of the Company's Common Stock available for issuance under the 1990 Plan which have either not been issued or have been issued but forfeited, will become shares available for issuance under the 1995 Plan. The Company has reserved a maximum of 400,000 shares of Common Stock for issuance under the 1995 Plan, in addition to those shares contributed to the 1995 Plan from the 1990 Plan. The major features of the 1995 Plan and 1990 Plan are summarized below.

     1995 PLAN. The 1995 Plan provides for the grant to participating eligible recipients of the Company of (i) options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options"), within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) options to purchase Common Stock that do not qualify as Incentive Options ("Non-Qualified Options"), (iii) awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions that lapse after specified employment periods ("Restricted Stock Awards"), (iv) rights entitling the recipient to receive a payment from the Company, in the form of shares of Common Stock, cash, or a combination of both, upon the achievement of established performance or other goals ("Performance Units"), (v) awards of shares of Common Stock ("Stock Bonuses") and (vi) rights entitling the recipient to receive a payment from the Company, in the form of shares of Common Stock, cash, or a combination of both, equal to the difference between the market value of one or more shares of Common Stock and the exercise price of such shares under the terms of such right ("Stock Appreciation Rights"). Incentive Options and Non-Qualified Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards, Performance Units, Stock Bonuses and Stock Appreciation Rights are collectively referred to herein as "Awards." The 1995 Plan provides for the granting of Options at an exercise price that is not less than 100% of the fair market value of one share of the Company's Common Stock on the date of grant for Incentive Options, and 85% of the fair market value of one share of the Company's Common Stock on the date of grant for Non-Qualified Options.

     In the event a "change in control" of the Company occurs, then, if approved by the Compensation Committee, (i) all outstanding Options and Stock Appreciation Rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant remains in the employ or service of the Company or any subsidiary,
(ii) all outstanding Restricted Stock Awards will become immediately fully vested, and (iii) all outstanding Performance Units and Stock Bonuses will vest and/or continue to vest in the manner determined by the Compensation Committee and reflected in the award agreement. In addition, the Compensation Committee, without the consent of any affected participant, may determine that some or all participants holding outstanding Options will receive cash in an amount equal to the excess of the fair market value immediately prior to the effective date of such change in control over the exercise price per share of the Options.


     For purposes of the 1995 Plan, a "change in control" of the Company will be deemed to have occurred, among other things, upon (i) the sale or other disposition of substantially all of the assets of the Company, (ii) the approval by the Company's shareholders of a plan or proposal for the liquidation or dissolution of the Company, (iii) a merger or consolidation to which the Company is a party if the Company's shareholders immediately prior to the merger or consolidation beneficially own, immediately after the merger or consolidation, securities of the surviving corporation representing (A) more than 50%, but not more than 80%, of the combined voting power of the surviving corporation's then outstanding securities, unless the transaction was approved in advance by the directors as of the effective date of the 1995 Plan or by any persons who subsequently become directors and whose election or nomination was approved by a majority vote of the directors comprising the Board as of the effective date of the 1995 Plan (the "Incumbent Directors"), or (B) 50% or less of the combined voting power of the surviving corporation's then outstanding securities (regardless of any approval by the Incumbent Directors), (iv) any person becoming, after the effective date of the 1995 Plan, the beneficial owner of (A) 20% or more, but not 50% or more, of the combined voting power of the Company's Common Stock, unless the transaction resulting in such ownership was approved in advance by the Incumbent Directors, or (B) 50% or more of the combined voting power of the Company's outstanding securities (regardless of any approval by the Incumbent Directors), or (v) the Incumbent Directors cease for any reason to constitute at least a majority of the Board, or (vi) any other change in control of the Company of a nature that would be required to be reported pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

     1990 PLAN. The terms of the 1990 Plan are substantially similar to those of the 1995 Plan, including the pricing of Options, although the 1990 Plan does not provide for the grant of Performance Units, Restricted Stock Awards or Stock Bonuses.

EMPLOYMENT AND CONSULTING AGREEMENTS

     The Company entered into an employment agreement in April 1991, as modified and amended on July 31, 1994, and as of October 26, 1995, with its President and Chief Executive Officer, Robert A. Pitner (the "Pitner Employment Agreement") that provides for an annual base salary of $108,000, which amount may be increased by the Board of Directors, and a discretionary bonus, payable in cash, stock options or any other manner, with the amount and terms to be determined by the Board of Directors. Under the terms of the Pitner Employment Agreement, Mr. Pitner was granted stock options for (i) the purchase of 100,000 shares of Common Stock at an exercise price of $1.00 per share exercisable until July 31, 2004; (ii) the purchase of 50,000 shares of Common Stock at an exercise price of $2.00 per share, exercisable until August 31, 2004; and (iii) the purchase of 50,000 shares of Common Stock at an exercise price of $2.50 per share, exercisable until August 31, 2005. The Pitner Employment Agreement contains provisions providing for the assignment of inventions by Mr. Pitner, the maintenance of confidential information of the Company and is subject to a two-year non-competition clause in the event of termination of employment. The Pitner Employment Agreement may be terminated (i) by either party upon twelve month's notice for whatever reason; and (ii) by the Company immediately in the event Mr. Pitner defaults or does not perform. Upon termination, if Mr. Pitner does not obtain employment consistent with his training and education because of the non-competition clause, the Company must compensate Mr. Pitner until he secures employment at a rate of 100% of his current base salary for the first twelve months of separation from the Company.


     On May 1, 1995, the Company entered into an agreement with Pierce A. McNally providing for Mr. McNally's services as Chairman of the Board of the Company on an as needed, up to full time basis. For Mr. McNally's services, he receives compensation of $50,000 per year plus a bonus payable at the discretion of the Board of Directors. As part of the agreement, on September 1, 1995, Mr. McNally was granted options to purchase 10,000 shares of Common Stock at an exercise price of $3.00 for five years. These options were immediately vested and remain exercisable until September 1, 2000. On October 26, 1995, the Company amended this agreement to provide for the future grant of additional options to purchase 15,000 shares should the Board of Directors so determine. The Board of Directors granted such options to Mr. McNally on September 1, 1996. These options are exercisable in full and remain exercisable until September 1, 2001.


     On January 1, 1996, the Company entered into an Employment Agreement with its Chief Operating Officer and Chief Financial Officer, Lanny I. Kurysh, that provides for an annual base salary of $84,000 and a performance bonus, payable in cash, stock options or any other manner, with the amount and terms to be determined by the Board of Directors (the "Kurysh Agreement"). As part of the Kurysh Agreement, on February 1, 1996, Mr. Kurysh was granted options to purchase 40,000 shares of Common Stock at an exercise price of $3.30. These options vested immediately and remain exercisable until February 1, 2001. The Kurysh Agreement contains provisions providing for the assignment of inventions by Mr. Kurysh, the maintenance of confidential information of the Company and a one-year non-competition clause in the event of termination of employment. The Kurysh Agreement may be terminated by either party for any reason at any time. If, however, Mr. Kurysh is terminated by the Company without cause, the Company must pay salary and benefits to Mr. Kurysh for six months.

     Effective August 31, 1996, the Company entered into a three (3) year employment agreement with its Chief Technology Officer, Richard A. Koontz (the "Koontz Agreement") that provides for an annual base salary of $100,000, which amount may be increased by the Chief Executive Officer and the Board of Directors. In addition to the annual salary, Mr. Koontz is entitled to an annual bonus of one-third of one percent of the amount of net sales of the Company that exceed certain thresholds. The threshold for fiscal 1997 is $2.0 million of net sales. The thresholds for fiscal 1998 and 1999 are to be determined by the Chief Executive Officer, in his sole discretion. Mr. Koontz is also entitled to an additional bonus of fifty percent (50%) of his salary to the extent that net sales exceed twelve million dollars in any consecutive twelve month period during the term of the Koontz Agreement. Mr. Koontz was also granted options to purchase 75,000 shares of the Company's Common Stock at an exercise price of $2.75 per share (the "Koontz Option"). The Koontz Option will become exercisable on a cumulative basis with respect to 25,000 shares on each anniversary of the Koontz Agreement. The Koontz Agreement contains provisions providing for the assignment of inventions by Mr. Koontz, the maintenance of confidential information of the Company and is subject to a one-year non-competition clause in the event of termination of employment. The Koontz Agreement may be terminated (i) by either party upon thirty (30) days notice for whatever reason;
(ii) by the Company immediately for cause (including fraud, misrepresentation, theft, embezzlement or breach of the Koontz Agreement); or (iii) automatically upon Koontz's death or permanent disability. Upon termination for any reason other than termination for cause, the Company must pay Mr. Koontz, in one lump sum, an amount equal to six (6) months salary, plus all non-contingent compensation earned through the termination date, including any bonus payments.


                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
             TO INCREASE THE AUTHORIZED CAPITAL STOCK OF THE COMPANY
                                 PROPOSAL NO. 2

INTRODUCTION

     At present, the Articles of Incorporation of the Company authorize the issuance of 5,000,000 shares of Common Stock, no par value. As of November 5, 1996, 3,295,108 shares of the Company's authorized shares of Common Stock were issued and outstanding and 1,704,892 shares were authorized but unissued. Of the 1,704,892 shares of Common Stock that were authorized and unissued, 1,197,542 shares are reserved for issuance pursuant to outstanding options and warrants of the Company. Accordingly, as of November 5, 1996, there were 507,350 shares of Common Stock available for issuance or sale by the Company other than those issuable as described above.

     The Board of Directors has unanimously proposed that the Company's Articles of Incorporation be amended to increase the authorized number of shares of capital stock from 5,000,000 to 15,000,000, 12,000,000 shares designated as common stock, no par value, and 3,000,000 designated preferred stock, no par value, but undesignated as to series (the "Preferred Stock") and that this amendment should be presented to the Company's shareholders at the Annual Meeting. If this amendment is approved by the shareholders, 7,507,350 shares of Common Stock and 3,000,000 shares of Preferred Stock will be authorized for issuance and unreserved immediately after the Annual Meeting. At the Annual Meeting, the shareholders of the Company are being asked to approve this amendment.

PURPOSE AND EFFECTS OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is necessary and desirable to increase the number of shares of Common Stock the Company is authorized to issue and add undesignated Preferred Stock to give the Board additional flexibility to declare stock splits or dividends, adopt additional future employee benefit plans, make acquisitions through the use of stock and raise equity capital. The Board of Directors has no immediate plans, understandings or agreements or commitments to issue additional shares of Common Stock or Preferred Stock for any of these purposes, except as permitted or required by outstanding options and warrants and additional options which may be granted from time to time under the 1995 Plan. The flexibility inherent in having the authority to issue shares of Common Stock or Preferred Stock will, in the opinion of the Board of Directors, be advantageous to the Company in any negotiations involving the issuance of such stock. If the shareholders failed to approve the proposed amendment and authorization of the additional shares of Common Stock or Preferred Stock were deferred until a specific need existed, the time and expense required in connection with obtaining the necessary shareholder action for each proposed issuance could deprive the Company of flexibility that the Board of Directors believes will result in the most efficient use of such shares. If this proposed amendment is adopted, no additional action or authorization by the Company's shareholders will be necessary prior to the issuance of such additional shares, unless required by applicable law or regulation, or unless deemed desirable or advisable by the Board of Directors. Furthermore, the Board of Directors will be empowered, without further shareholder action, to establish, and to designate the names of, classes or series of the Preferred Stock and to set the terms of such shares (including terms with respect to redemption, sinking fund, dividend, liquidation, conversion and voting rights and preferences).

     If adopted, the proposal will not, by itself, have any effect on the rights of holders of presently issued and outstanding shares of Common Stock. Under the Company's Articles of Incorporation, the shareholders of the Company do not have preemptive rights with respect to the Common Stock or Preferred Stock. Thus, should the Board of Directors elect to issue additional shares of Common Stock or Preferred Stock, existing shareholders would not have any preferential rights to purchase such additional shares of Common Stock or Preferred Stock.

     Although the Board of Directors is proposing this amendment to the Company's Articles of Incorporation for the reasons stated above, the amendment could, under certain circumstances, discourage or make more difficult an attempt by a person or organization to gain control of the Company by tender offer or proxy contest, or to consummate a merger or consolidation with the Company after acquiring control, and to remove incumbent management, even if such transactions were favorable to the shareholders of the Company. Issuance of shares of Common Stock or Preferred Stock in a private placement to a person sympathetic to management and opposed to any attempt to gain control of the Company could make a change in control of the Company more difficult. Accordingly, this proposal to amend the Company's Articles of Incorporation may be deemed (under certain circumstances which may or may not occur) to be an anti-takeover measure. However, the proposal is not being presented as an anti-takeover measure.

PROPOSED RESOLUTION

     A resolution in substantially the following form will be submitted to the shareholders at the Annual Meeting:

     RESOLVED, That Article III of the Company's Articles of Incorporation is amended in its entirety to read as follows:

          The aggregate number of shares of stock which the Corporation is authorized to issue is fifteen million (15,000,000) shares, twelve million (12,000,000) shares of common stock, no par value (hereinafter referred to as "Common Stock") and three million (3,000,000) of which shall be designated preferred stock, no par value (hereinafter referred to as "Preferred Stock"). Shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which series shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares then outstanding) the number of shares of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board ofDirectors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held.

     RESOLVED FURTHER, That the appropriate officers of the Company are authorized and directed to make, execute, acknowledge and file such certificates and documents as may be required by law with respect to the foregoing resolutions.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board of Directors recommends a vote FOR approval of this amendment. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR the approval of this amendment.


                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS
                                 PROPOSAL NO. 3

PROPOSAL

     The Board has appointed Ernst & Young LLP, independent certified public accountants, as auditors of the Company for the year ending August 31, 1997. Although it is not required to do so, the Board wishes to submit the selection of Ernst & Young LLP to the shareholders for ratification. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

BOARD OF DIRECTORS' RECOMMENDATION

     The Board recommends a vote FOR ratification of the appointment of Ernst & Young LLP as auditors of the Company for the year ending August 31, 1997. The affirmative vote of the holders of a majority of shares of Common Stock of the Company present in person or by proxy at the Annual Meeting, assuming a quorum is present, is necessary for approval. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of Ernst & Young LLP.


                             CERTAIN TRANSACTIONS

     On December 4, 1995, Pierce A. McNally personally guaranteed a $200,000 note to BankWindsor. The unsecured note matured May 4, 1996 and had an interest rate at prime plus 2%. The loan provided capital to fund the Company's on-going operations. In exchange for Mr. McNally's guarantee, he was granted options to purchase up to 4,000 shares of Common Stock at a price of $3.30 per share, exercisable until May 4, 2000. Mr. McNally also received a cash fee of 20 basis points per month on the outstanding balance of the loan until retirement or maturity, including extensions, if any. Mr. McNally received a total of $1,500 under this arrangement. In addition, the Company has agreed to indemnify and hold Mr. McNally harmless from and against any liability, loss, cost or expense associated with his guarantee of the loan. The loan to BankWindsor was paid in full in April 1996.

     From November 1993 through July 1995, four of the Company's directors, Messrs. Case, Bugbee, Pitner and McNally, personally guaranteed a $200,000 line of credit between the Company and Riverside Bank. In consideration for their financial commitment, the Company granted the four directors stock options each year. On December 1, 1993, the Company granted each of the four directors options for 10,000 shares of Common Stock at $1.50 per share, exercisable until December 1, 1998. On August 1, 1994, the Company granted each of the four directors options for 10,000 shares of Common Stock at $2.50 per share, exercisable until August 1, 1999. On September 1, 1995, the Company granted each of the four directors options for 7,500 shares of Common Stock at $3.00 per share, exercisable until September 1, 2000. The line of credit was terminated in July 1995 when the Company secured another line of credit with Republic Acceptance Corporation.

     On August 31, 1996, Nicholson Systems, Inc. ("NSI"), a company wholly owned by Mr. Koontz, a director and executive officer of the Company, and his wife, received a stock grant of 4,598 shares of Common Stock of the Company for providing software consulting services to the Company. In addition, Object Technologies Group, Inc., a company wholly owned by Mr. Koontz and his wife, received cash payments aggregating approximately $62,000 for the year ending August 31, 1996 for such services.


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based on review of the copies of such reports furnished to the Company during the period ended August 31, 1996, and based on representations by such persons, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% shareholders were complied with.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals of shareholders intended to be presented in the proxy materials relating to the next Annual Meeting must be received by the Company at its principal executive offices on or before August 15, 1997.


                                  OTHER MATTERS

     The management of the Company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.


                                  MISCELLANEOUS

     THE COMPANY WILL FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB (EXCLUSIVE OF EXHIBITS) FOR THE FISCAL YEAR ENDED AUGUST 31, 1996 TO EACH PERSON WHO WAS A SHAREHOLDER OF THE COMPANY AS OF NOVEMBER 29, 1996, UPON RECEIPT FROM ANY SUCH PERSON OF A WRITTEN REQUEST FOR SUCH AN ANNUAL REPORT. SUCH REQUEST SHOULD BE SENT TO: 420 NORTH FIFTH STREET, FORD CENTRE, SUITE 1040, MINNEAPOLIS, MINNESOTA 55401; ATTN: SHAREHOLDER INFORMATION.

                                BY ORDER OF THE BOARD OF DIRECTORS


                                Kristine L. Gabel
                                SECRETARY

Minneapolis, Minnesota
December 13, 1996



                       NICOLLET PROCESS ENGINEERING, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert A. Pitner, Pierce A. McNally and Lanny Kurysh, and each of them, as Proxies, each with full power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Common Stock of Nicollet Process Engineering, Inc. held of record by the undersigned on November 29, 1996, at the Annual Meeting of Shareholders to be held on January 21, 1997, or any adjournment, thereof.

1.   ELECTION OF DIRECTORS.

     [ ]  FOR all nominees listed below     [ ]  AGAINST all nominees listed
          (except as marked to the               below
          contrary below)


     PIERCE A. MCNALLY        THOMAS W. BUGBEE         RICHARD W. KOONTZ
                ROBERT A. PITNER         BENTON J. CASE, JR.


     (INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2. PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 5,000,000 TO 15,000,000 SHARES, 12,000,000 SHARES OF COMMON STOCK, NO PAR VALUE AND 3,000,000 SHARES OF PREFERRED STOCK, UNDESIGNATED AS TO SERIES.

                  [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING AUGUST 31, 1997.

                  [ ]  FOR         [ ]  AGAINST        [ ]  ABSTAIN

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



                         (CONTINUED FROM OTHER SIDE.)

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 2 AND 3 AND FOR ALL NOMINEES NAMED IN PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                          Dated:_______________________________

                                          _____________________________________
                                                       Signature

                                          _____________________________________
                                                 Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.